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                                                                   EXHIBIT 23.8




                    CONSENT OF PACIFIC CREST SECURITIES INC.


March 17, 2000


We have reviewed the summarization of our opinion in the Prospectus/Joint Proxy Statement, which is part of the Registration Statement. We consent to the inclusion in the Registration Statement on Form S-4 of PremierWest Bancorp of our opinion set forth as Appendix C to the Prospectus/Joint Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Joint Proxy Statement under the caption "Opinion of Bank of Southern Oregon's Financial Advisor."



/s/ PACIFIC CREST SECURITIES INC.